UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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OceanFirst Financial Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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OCEANFIRST FINANCIAL CORP.

975 HOOPER AVENUE

TOMS RIVER, NEW JERSEY 08754-2009

(732) 240-4500

March 18, 2005

Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of OceanFirst Financial Corp. (the “Company”), the holding company of OceanFirst Bank. The Annual Meeting will be held on April 21, 2005, at 10:00 a.m., Eastern time, at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey, 08742.

The attached Notice of Annual Meeting and the proxy statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company’s the independent registered public accounting firm, will be present at the Annual Meeting to respond to appropriate questions of our stockholders.

It is important that your shares are represented this year whether or not you are personally able to attend the meeting. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. You may still vote your shares by proxy by signing and returning the enclosed proxy card promptly.

On behalf of the Board of Directors and all of the employees of the Company and OceanFirst Bank, we thank you for your continued interest and support.

Sincerely yours,

John R. Garbarino
President, Chief Executive Officer and Chairman of the Board

OCEANFIRST FINANCIAL CORP.

975 HOOPER AVENUE

TOMS RIVER, NEW JERSEY 08754-2009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of OceanFirst Financial Corp., (the “Company”), the holding company of OceanFirst Bank, will be held on April 21, 2005, at 10:00 a.m. Eastern time, at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey, 08742.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.	the election of three Directors to serve for a term of three years;

2.	the ratification of the Board of Directors’ appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.	such other matters as may properly come before the Annual Meeting and at any adjournment of the Annual Meeting, including whether or not to adjourn the Annual Meeting.

NOTE:	The Board of Directors is not aware of any other business to come before the Annual Meeting.

Only stockholders of record at the close of business on March 7, 2005 are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail promptly in the enclosed envelope. The proxy will not be used if you attend the Annual Meeting and vote in person.

By Order of the Board of Directors

John K. Kelly
Corporate Secretary

Toms River, New Jersey

March 18, 2005

OCEANFIRST FINANCIAL CORP.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

APRIL 21, 2005

This proxy statement is being furnished to stockholders of OceanFirst Financial Corp. (the “Company”) the holding company of OceanFirst Bank (the “Bank”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on April 21, 2005, at 10:00 a.m. Eastern time, at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey, 08742 and at any adjournment or postponement of the Annual Meeting. The Annual Report to Stockholders, including the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2004, accompanies this proxy statement which is first being mailed to record holders on or about March 18, 2005.

Voting and Proxy Procedure

Who Can Vote at the Annual Meeting

You are entitled to vote your shares of the Company’s common stock if the records of the Company show that you held your shares as of the close of business on March 7, 2005. As of the close of business on that date, a total of 12,967,223 shares of OceanFirst Financial Corp. common stock were outstanding and entitled to vote. Each share of common stock has one vote. As provided in the Company’s Certificate of Incorporation, no record owner of common stock that is beneficially owned, directly or indirectly, by a person beneficially owning in excess of 10% of the Company’s outstanding shares as of the record date for the Annual Meeting is entitled to any vote with respect to the shares held in excess of the 10% limit.

Attending the Annual Meeting

If you are a beneficial owner of OceanFirst Financial Corp. common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.

Vote Required

The Annual Meeting will be held only if there is a quorum. A majority of the outstanding shares of common stock entitled to vote and represented at the Annual Meeting constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. In voting on the ratification of the appointment of KPMG LLP as the independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. The ratification of the independent registered public accounting firm will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting, and abstentions and broker non-votes will have no effect on the voting.

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of the Company for the purpose of requesting that you allow your shares of Company common stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the Annual Meeting by properly executed and dated proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” ratification of KPMG LLP as the independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the Annual Meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the Annual Meeting in order to solicit additional proxies. If the Annual Meeting is adjourned or postponed, your Company common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a later dated and signed proxy card, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not itself revoke your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form, provided by your broker or bank, that accompanies this proxy statement.

Participants in OceanFirst Financial Corp.’s and OceanFirst Bank’s Benefit Plans

If you participate in the OceanFirst Bank Employee Stock Ownership Plan (“ESOP”), or the OceanFirst Bank Retirement Plan, (the “401(k) Plan”), you will receive a voting instruction form for each plan that reflects all shares you may vote under the particular plan. Under the terms of the ESOP, the trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of the Company common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares of Company common stock for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of Company common stock in the plan credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which such trustee received timely voting instructions. The deadline for returning your voting instructions to each plan’s trustee is April 15, 2005.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Corporate Governance Policies and Procedures

The Company has adopted a corporate governance policy to govern certain activities, including:

(1)	the duties and responsibilities of the Board of Directors and each director;

(2)	the composition and operation of the Board of Directors;

(3)	the establishment and operation of Board committees;

(4)	convening executive sessions of independent directors;

(5)	succession planning;

(6)	the Board of Directors’ interaction with management; and

(7)	the evaluation of the performance of the Board of Directors and of the Chief Executive Officer.

Code of Ethics and Standards of Personal Conduct

The Company and Bank have adopted a Code of Ethics and Standards of Personal Conduct that is designed to ensure that the directors, executive officers and employees of the Company and Bank, meet the highest standards of ethical conduct. The Code of Ethics and Standards of Personal Conduct requires that directors, executive officers and employees avoid conflicts of interest, protect confidential information and customer privacy, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Standards of Personal Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

As a mechanism to encourage compliance with the Code of Ethics and Standards of Personal Conduct, the Company and Bank established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Standards of Personal Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

Meetings of the Board of Directors and Committees

of the Board of Directors

The Board of Directors of the Company conducts business through meetings and the activities of the Board and its committees. During the fiscal year ended December 31, 2004, the Company’s Board of Directors held 8 meetings. All of the Directors of the Company attended at least 87% of the total number of both the Board and committee meetings held on which such Directors served during the fiscal year ended December 31, 2004. The Board of Directors of the Company maintains an Audit Committee, a Human Resources/Compensation Committee and a Corporate Governance/Nominating Committee, the nature and composition of which are described below.

Audit Committee. The Audit Committee of the Company and the Bank consists of Messrs. Donald E. McLaughlin, CPA (Chairman), Joseph J. Burke, CPA and John E. Walsh, each of whom is independent in accordance with the listing standards of the Nasdaq Stock Market. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. This committee met 5 times during the year ended December 31, 2004. The Board has determined that the Audit Committee Chairman, Donald E. McLaughlin and member Joseph J. Burke are “audit committee financial experts.” The report of the Audit Committee required by the Rules of the Securities and Exchange Commission is included in this proxy statement. See “Proposal 2-Ratification of Independent Registered Public Accounting Firm – Report of Audit Committee.”

Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee, which consists of Messrs. John E. Walsh (Chairman), Carl Feltz, Jr. and Joseph J. Burke, CPA takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance guidelines applicable to the Company and monitoring compliance with these policies and guidelines. In addition, the Corporate Governance/Nominating Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. The Committee also recommends to the Board director candidates for each committee for appointment by the Board. Each member of the Corporate Governance/Nominating Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. The Chairman of the Corporate Governance/Nominating Committee functions as lead independent director. The Corporate Governance/Nominating Committee acts under a written charter adopted by the Board of Directors. The procedures of the Corporate Governance/Nominating Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See “Corporate Governance/Nominating Committee Procedures.” The Committee met 3 times in 2004.

Human Resources/Compensation Committee. The Human Resources/Compensation Committee of the Company and the Bank (the “Compensation Committee”) consists of Messrs. Thomas F. Curtin (Chairman) and Joseph J. Burke, CPA and Ms. Diane F. Rhine. The Compensation Committee meets to establish compensation for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation and benefit programs for other salaried officers and employees of the Company and the Bank. Each member of the Compensation Committee is independent in accordance with the listing standards of the Nasdaq. The report of the Compensation Committee required by the Rules of the Securities and Exchange Commission is included in this proxy statement. See “Executive Compensation - Compensation Committee Report on Executive Compensation.” The Compensation Committee met 5 times in 2004.

Corporate Governance/Nominating Committee Procedures

General

It is the policy of the Corporate Governance/Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Corporate Governance/Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance/Nominating Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Corporate Governance/Nominating Committee’s resources, the Corporate Governance/Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below:

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Corporate Governance/Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance/Nominating Committee, care of the Corporate Secretary, at the main office of the Company:

(1)	The name of the person recommended as a director candidate;

(2)	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

(3)	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(4)	As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

(5)	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Corporate

Governance/Nominating Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Criteria for Director Nominees

The Corporate Governance/Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First a candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age limitation. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Corporate Governance/Nominating Committee will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Corporate Governance/Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

The Corporate Governance/Nominating Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the board of directors at the time. The Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the Securities and Exchange Commission’s regulations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Corporate Governance/Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Nominees

Pursuant to the Corporate Goverance/Nominating Committee Charter as approved by the Board, the Corporate Governance/Nominating Committee is charged with the central role in the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process the committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Corporate Governance/Nominating Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Company’s local communities. The Corporate Governance/Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The Corporate Governance/Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential clients, the Corporate Governance/Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the

Corporate Governance/Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Directors’ Compensation

Directors’ Fees. Currently, all outside directors of the Bank and the Company receive an annual retainer of $15,000 for service on the Bank’s Board and $10,000 for service on the Company’s Board. The $10,000 annual retainer for service on the Company’s Board is paid in the form of Company common stock. All Bank fees are paid in cash to directors quarterly. Outside directors of the Bank also receive a fee of $1,000 for each regular board meeting attended and $500 for each committee meeting attended; however, committee chairmen receive $600 per committee meeting attended. The Bank’s directors are also provided with medical and dental insurance for which they contribute part of the cost of coverage.

Deferred Compensation Plan for Directors. The Bank maintains a deferred compensation plan for the benefit of outside directors. The plan is a non-qualified arrangement which offers participating directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating director (the “Benefit Age”). The benefits equal the account balance of the director annuitized over a period of time mutually agreed upon by the Bank and the director, and then reannuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the director. The account balance equals deferrals and interest. Currently, the plan credits interest on deferrals at a rate equal to the sum of (i) the “Stable Fund” investment option in the Bank’s qualified 401(k) plan plus (ii) 250 basis points. Early distribution of benefits may occur under certain circumstances which include change in control, financial hardship, termination for cause, disability or termination of the plan by authorization of the Board of Directors.

Award Grants. Pursuant to the 2000 Stock Option Plan, as amended by shareholder approval on April 24, 2003, on May 28, 2004 each Director was granted 5,000 options in Company stock with an exercise price of $22.52, to vest in equal installments of 20% over a five-year period commencing May 28, 2005, provided, however, the options will be immediately exercisable upon death, disability or change in control (as defined in the 2000 Stock Option Plan). It has been the Company’s practice to award each newly appointed Director 1,000 shares of Company stock to vest over two years. To correct an oversight in that this was not done when Director John W. Chadwick was elected to the Board in February 2002, on December 15, 2004, Director Chadwick was granted 1,000 shares of Company stock.

Independent Directors

The Company’s Board of Directors is comprised of 9 directors. The Board of Directors has determined that the following directors are independent directors under the corporate listing standards of the Nasdaq Stock Market:

Messrs. Burke, Chadwick, Curtin, Feltz, Jr., Mc Laughlin, Snyder, Walsh and Ms. Rhine. When considering the independence of Mr. Burke, who is a retired Partner with KPMG LLP, the Board considered that Mr. Burke has satisfied all requirements for independence under the corporate listing standards of the Nasdaq Stock Market.

Stock Ownership

The following table provides information as of March 7, 2005 with respect to the persons known by the Company to be the beneficial owners of more than 5% of its outstanding stock. A person is considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Title of Class	Name and Address Of Beneficial Owner	Number of Shares Owned		Percent of Common Stock Outstanding
Common Stock	OceanFirst Bank, Employee Stock Ownership Plan (“ESOP”) 975 Hooper Avenue Toms River, New Jersey 08754-2009	2,340,087	(1)	18.05%

Common Stock	OceanFirst Foundation 1027 Hooper Avenue Toms River, New Jersey 08754-2009	1,540,513	(2)	11.88%

Common Stock	Neuberger Berman LLC 605 Third Avenue New York, New York 10158	1,195,767	(3)	9.22%

Common Stock	Private Capital Management 8889 Pelican Bay Boulevard Naples, Florida 34108	1,145,299	(4)	8.83%

Common Stock	John R. Garbarino 975 Hooper Avenue Toms River, New Jersey 08754-2009	773,915	(5)	5.75%

(1)	Under the terms of the ESOP, the ESOP Trustee will vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of March 7, 2005, 1,316,134 shares had been allocated under the ESOP and 1,023,953 shares remain unallocated. Under the ESOP, unallocated shares and allocated shares as to which voting instructions are not given by participants are to be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(2)	All shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company’s Common Stock on all proposals considered by stockholders of the Company.

(3)	Based upon SEC Form 13G by Neuberger Berman LLC dated February 15, 2005.

(4)	Based upon SEC Form 13G by Private Capital Management dated February 14, 2005.

(5)	Includes 423,732 vested options under various OceanFirst option plans.

The following table provides information as of March 7, 2005, about the shares of the Company common stock that may be considered to be beneficially owned by each director, the four most highly compensated executive officers of the Company and by all such directors and executive officers as a group. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (excluding options)(1)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Percent of Common Stock Outstanding (2)
Directors
Joseph J. Burke	5,500	0.04%

John W. Chadwick (10)	8,093	6,400.11%

Thomas F. Curtin (4)	60,530	51,056.86%

Carl Feltz, Jr.	96,474	18,056.88%

John R. Garbarino (3)(5)	346,753	423,732	5.75%

Donald E. McLaughlin (6)	44,083	72,056.89%

Diane F. Rhine (7)	13,653	69,556.64%

James T. Snyder	50,774	16,400.52%

John E. Walsh (8)	14,872	46,660.47%

Named Executive Officers who are not also Directors

Michael J. Fitzpatrick (3)	97,252	248,579	2.62%

Robert M. Pardes (3)	20,432	44,400.50%

John K. Kelly (3)(9)	94,896	39,835	1.04%

Joseph R. Iantosca (3) (11)	588	250.01%

All directors and named executive officers as a group (13 persons)	853,900	1,036,980	13.50%

(1)	Each person effectively exercises sole (or shared with spouse or other immediate family members) voting power as to shares reported as of the Record Date.

(2)	Percentages with respect to each person or group of persons have been calculated on the basis of 12,967,223 shares of the Company’s Common Stock, the number of shares of Company Common Stock outstanding and entitled to vote as of March 7, 2005, plus the number of shares of Company Common Stock which such person or group of persons has the right to acquire within 60 days of March 7, 2005 by the exercise of stock options.

(3)	Includes 38,486; 39,835; 9,889, 33,727 and 61 shares held in trust pursuant to the ESOP which have been allocated to Messrs. Garbarino, Fitzpatrick, Pardes, Kelly and Iantosca, respectively, as of December 31, 2004. Such persons have sole voting power, but no investment power, except in limited circumstances, as to such shares.

(4)	Includes 30,384 shares owned by Mr. Curtin’s wife.

(5)	Includes 14,895 shares owned by Mr. Garbarino’s wife and 15,308 shares held by Mr. Garbarino and his wife as co-Trustees.

(6)	Includes 4,553 shares owned by Mr. McLaughlin’s wife.

(7)	Includes 265 shares owned by Ms. Rhine’s children and 300 shares for which Ms. Rhine acts as custodian.

(8)	Includes 1,067 shares held by Mr. Walsh’s wife as custodian for his children.

(9)	Includes 6,474 shares owned by Mr. Kelly’s wife and 6,000 shares held by Mr. Kelly’s wife as custodian for his children.

(10)	Includes 2,400 shares held by Mr. Chadwick as Trustee.

(11)	Mr. Iantosca commenced employment on February 16, 2004 as Senior Vice President, Chief Administrative Officer of the Bank.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

Proposal 1. Election of Directors

The Company’s Board of Directors consists of 9 directors of which 8 are independent directors and one is a member of management. The Board is divided into three classes, with approximately one-third of the directors elected each year. Each of the members of the Board also serves as a director of the Bank. Directors are elected for terms of three years each, or until their successors are elected and qualified.

On January 21, 2005, the Corporate Governance/Nominating Committee of the Board of Directors nominated Messrs. Joseph J. Burke, John R. Garbarino and James G. Kiley for election at the Annual Meeting. Mr. Burke, who is a member of the Committee, abstained from the nominating process as to his nomination. On February 16, 2005, the Board accepted the Committee’s nominations. Mr. Kiley is being nominated for the Board seat currently held by Mr. Thomas F. Curtin. If any nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

The Board of Directors recommends a vote “FOR” election of Messrs. Burke, Garbarino and Kiley.

Information With Respect to Nominees, Continuing Directors

and Certain Executive Officers

Information regarding the Board of Directors’ nominees for election at the Annual Meeting, as well as information regarding the continuing directors and the Named Executive Officers who are not directors, is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2004. The indicated period of service as a director includes service as a director of OceanFirst Bank.

Nominees for Election of Director

Joseph J. Burke is a Certified Public Accountant and a retired partner with KPMG LLP, a national public accounting firm specializing in financial institutions. Mr. Burke has been a member of the Board since January 19, 2005. He is standing for election for the first time at the Annual Meeting. He is 57 years of age.

John R. Garbarino has served as Chairman, President and Chief Executive Officer of the Company since 1995. He has served in various capacities for the Bank since 1971, and has been a member of the Bank’s senior management since 1979. He served as Executive Vice President of the Bank from 1983 to 1985, at which time he was elected President and Chief Executive Officer. He has been a member of the Bank’s Board of Directors since 1984, and was appointed

Chairman of the Board in 1989. Mr. Garbarino has also been active in a number of industry related organizations, including his past service as Chairman of the Board of Governors of the New Jersey League of Community Bankers, a member of the Board of Directors of America’s Community Bankers, as well as a member of the Board of Directors of the Federal Home Loan Bank of New York. He currently serves on the Board of Trustees of Monmouth University. Mr. Garbarino also currently serves on the Board of the New Jersey based Meridian Health, which operates medical centers, nursing homes, home care agencies, assisted living facilities, ambulatory care, ambulance services, related health and fitness services, and health care affiliates throughout Monmouth and Ocean County. He has also served on the Boards and various committees of numerous other local civic and charitable organizations. He is 55 years of age.

James G. Kiley is retired. He has over twenty years of experience in the financial management of Fortune 500 multi-national companies. He was most recently employed as Senior Vice President and Chief Financial Officer with Weatherford International, Inc. of Houston Texas, where he was responsible for all financial functions, including accounting, treasury, tax, risk and internal audit, as well as management information systems. He is standing for election for the first time at the Annual Meeting. He is 49 years of age.

Directors Continuing in Office

The following directors have terms ending in 2006:

John W. Chadwick is employed as the General Manager of Point Bay Fuel. Mr. Chadwick has been a member of the Board of Directors since 2002. He is 63 years of age.

Carl Feltz, Jr. is a registered architect and is a principal in the firm of Feltz & Frizzell Architects, LLC. Mr. Feltz has been a member of the Board of Directors since 1990. He is 66 years of age.

Diane F. Rhine is a partner in Citta Rhine, LLC, a real estate company. Ms. Rhine has served on the Board of Directors since 1997. She is 55 years of age.

The following directors have terms ending in 2007:

Donald E. McLaughlin is a Certified Public Accountant. Mr. McLaughlin has served on the Board of Directors since 1985. He is 57 years of age.

James T. Snyder is retired. He was formerly a 50% owner of Wallach’s, Inc., a New Jersey retail company. Mr. Snyder has served on the Board of Directors since 1991. He is 70 years of age.

John E. Walsh has been employed with Schoor DePalma, Inc., an engineering firm since 2001 as a Senior Vice President and, since 2003, as Executive Vice President. Prior to that time he was President of Bay Pointe Engineering Associates, Inc., an engineering firm. Mr. Walsh has served on the Board of Directors since 2000. He is 51 years of age.

Named Executive Officers Who Are Not Also Directors

Michael J. Fitzpatrick has been Executive Vice President and Chief Financial Officer of the Company since 1995. He has also been Executive Vice President and Chief Financial Officer of the Bank since 1992. Mr. Fitzpatrick has been employed by the Bank since 1992. He is 49 years of age.

Joseph R. Iantosca has been Senior Vice President, Chief Administrative Officer of the Bank since February 16, 2004. Prior to that date he was employed with BISYS Banking Solutions for seven years, most recently as National Vice President, Conversions and Implementations. He is 45 years of age.

John K. Kelly has been Senior Vice President and General Counsel of the Bank since 1990. He was Vice President and General Counsel of the Bank from 1988 until 1990. Mr. Kelly has been Senior Vice President and Corporate Secretary of the Company since 1995. He has been Corporate Secretary of the Bank since 2002. Mr. Kelly has been employed by the Bank since 1988. He is 55 years of age.

Robert M. Pardes is Executive Vice President and Chief Lending Officer of the Bank. He was Executive Vice President and head of the Residential Loan Division since 2000. Mr. Pardes has been employed by the Bank since 2000. Prior to 2000 he served as President of Columbia Equities, Ltd., (now Columbia Home Loans, LLC) an independent mortgage banking corporation, until it was acquired by the Bank in 2000. He is 45 years of age.

Proposal 2. Ratification of Appointment

of the Independent Registered Public Accounting Firm

OceanFirst Financial Corp.’s independent registered public accounting firm for the fiscal year ended December 31, 2004 was KPMG LLP. The Audit Committee reappointed KPMG LLP to continue as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005, subject to ratification of such appointment by the stockholders. If stockholders do not ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, the Audit Committee may consider other independent registered public accounting firms.

Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2004 and December 31, 2003 by KPMG LLP:

	2004	2003
Audit fees	$414,500	$171,400
Audit related fees (1)	58,000	59,600
Tax related fees (2)	40,200	45,000
Other fees (3)	—	—

	$512,700	$276,000

(1)	Audit-related fees are excluded from “Audit Fees” because the services were not required for reporting on the Company’s consolidated financial statements. Such fees principally related to audits of financial statements of employee benefit plans and audit procedures relating to the U.S. Department of Housing and Urban Development (HUD) reporting requirements.

(2)	Consists of tax filing and tax related compliance and other advisory services.

(3)	Includes fees for assistance with securities filings other than periodic reports and other services.

The Audit Committee believes that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.

During the year ended December 31, 2004, 100% of the audit related fees, tax related fees and other fees set forth above were approved by the Audit Committee.

The Report of the Human Resources/Compensation Committee, the Report of the Audit Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Audit Committee

The Audit Committee of the Board of Directors is responsible for assisting the Board in fulfilling its responsibility to the shareholders relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Additionally, the Audit Committee recommends selection of the independent registered public accounting firm and reviews their independence and their annual audit. The Audit Committee is comprised of three directors, each of whom is independent as required by the Nasdaq listing standards. In addition, the Board has determined that Committee Chairman Donald E. McLaughlin, CPA and member Joseph J. Burke, CPA, as defined by SEC rules, are both independent and financial experts. The Audit Committee acts under a written Charter adopted by the Board of Directors. The Charter was most recently amended on July 28, 2004 to comply with the most recently effective listing requirements of the Nasdaq, and requirements of securities laws and regulations. The Board of Directors and Audit Committee members are sensitive to, and will continually monitor, ongoing developments in these areas and will make additional amendments to the Charter as required.

Since 2002 the firm of Deloitte & Touche LLP has performed the internal audit function under the direct oversight of the Audit Committee of the Company. Deloitte & Touche LLP has conducted a risk assessment of the organization and submitted and implemented an internal audit plan for 2004. In late 2004, the Company decided to improve efficiency by internalizing the internal audit function and in February 2005 hired a Director of Internal Audit who will report directly to the Audit Committee.

The Audit Committee reviewed and discussed the annual financial statements with management and the Company’s independent registered public accounting firm. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the independent registered public accounting firm regarding their independence as required under applicable standards for the independent registered public accounting firms of public companies. The Audit Committee discussed with the independent registered public accounting firm the contents of such materials, their independence and additional matters required under Statement on Auditing Standards No. 61, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm the registered public accounting firm’s independence from the Company and its management. In concluding that the registered public accounting firm was independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with the registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.

The Audit Committee

Donald E. McLaughlin, CPA, Chairman

Joseph J. Burke, CPA John E. Walsh

Executive Compensation

Summary Compensation Table. The following information is furnished for the Chief Executive Officer and four other executive officers of OceanFirst Financial Corp. and the Bank who received salary and bonus in excess of $100,000 during fiscal year 2004. These persons are sometimes referred to in this proxy statement as “Named Executive Officers.”

Annual Compensation (1)
Name and Principal Positions	Year	Salary ($)(1)	Bonus ($)(2)		Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation ($)(3)
John R. Garbarino President and Chief Executive Officer of the Company and the Bank	2004 2003 2002	$484,731 449,000 442,000	$	— — 191,441	— —	90,000 90,000 120,000	$136,380 150,300 148,077

Michael J. Fitzpatrick Executive Vice President and Chief Financial Officer of the Company and the Bank	2004 2003 2002	$210,231 198,000 183,000	$	— — 86,367	— — —	30,000 33,000 45,000	$63,440 66,349 64,190

Robert M. Pardes Executive Vice President of the Bank, and President of Columbia Home Loans, LLC	2004 2003 2002	$209,388 190,700 178,700	$	— — 48,379	— —	30,000 33,000 33,000	$46,753 60,832 61,682

John K. Kelly, General Counsel of the Bank, Senior Vice President and Corporate Secretary of the Company and the Bank	2004 2003 2002	$172,154 160,000 152,500	$	— — 30,030	— —	10,000 10,000 15,000	$43,833 55,067 54,316

Joseph R. Iantosca Senior Vice President and Chief Administrative Officer of the Bank (4)	2004 2003 2002	$134,134 — —		— — —	— — —	11,250 — —	$1,520 — —

(1)	Under Annual Compensation, the column titled “Salary” includes amounts deferred by the Named Executive Officer pursuant to the Bank’s 401(k) Plan and Deferred Compensation Plan. It does not include the aggregate amount of prerequisite and other personal benefits that did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported. Salary includes one additional bi-weekly pay period present in 2004.

(2)	This amount consists of bonuses paid pursuant to the Bank’s Award Program, which awards are based on the attainment of certain predetermined annual performance goals. See “Compensation Committee Report on Executive Compensation.” In 2003 and 2004, no bonuses were paid to any executive officers because the Company failed to meet the predetermined performance goals.

(3)	Includes (a) $44,371, $44,371, $44,371, and $37,208, representing the value of shares allocated for 2004 under the ESOP, as of December 31, 2004, for the benefit of Messrs. Garbarino, Fitzpatrick, Pardes, and Kelly, respectively; (b) $73,610 for Mr. Garbarino, representing the contribution made under the Supplemental Executive Retirement Plan for the excess amount due under the ESOP for the fiscal year ended December 31, 2004; and (c) excludes other amounts contributed under the Supplemental Executive Retirement Plan for Messrs. Garbarino, Fitzpatrick, Pardes, and Kelly.

(4)	Mr. Iantosca commenced employment with the Bank on February 16, 2004.

Employment Agreements. The Bank and the Company have entered into employment agreements with Messrs. Garbarino, Fitzpatrick and Pardes (individually, the “Executive”). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Garbarino, Fitzpatrick and Pardes.

The employment agreements provide for a three-year term for the Executives. The Bank employment agreement provides that, upon each fiscal year-end, the Board of the Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. The term of the Company employment agreement is extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

The agreements provide for termination, at any time, by the Bank or the Company for cause as defined in the agreements. In the event the Bank or the Company chooses to terminate the Executive’s employment for reasons other than for cause, or in the event of the Executive’s resignation from the Bank and the Company upon: (1) failure to re-elect the Executive to his current offices; (2) a material change in the Executive’s functions, duties or responsibilities; (3) a relocation of the Executive’s principal place of employment by more than 25 miles; (4) liquidation or dissolution of the Bank or the Company; or (5) a breach of the agreement by the Bank or the Company, the Executive or, in the event of Executive’s subsequent death, his beneficiary, beneficiaries or estate, as the case may be, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive’s behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive’s life, health and disability coverage for the remaining term of the employment agreement.

Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the employment agreement), the Executive or, in the event of the Executive’s death, his beneficiary, would be entitled to a severance payment equal to the greater of: (1) the payments due for the remaining term of the agreement; or (2) three times the average of the five preceding taxable years’ compensation. Such average compensation includes not only base salary, but also commissions, bonuses, contributions on behalf of the Executive to any pension or profit sharing plan, insurance payments, directors or committee fees and fringe benefits paid or to be paid to the Executive during the preceding five taxable years. The Bank and the Company would also continue the Executive’s life, health, and disability coverage for thirty-six months. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement.

Payments to the Executive under the Bank’s agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company’s agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

Columbia Home Loans, LLC, formerly known as Columbia Equities, Ltd., the Bank’s mortgage banking subsidiary (“Columbia”) has also entered into an Employment Agreement with Robert M. Pardes. The Agreement has a three year term. On a yearly basis the Agreement may be extended for an additional year. Under the Agreement, Mr. Pardes agreed to serve as President rendering administrative and management services to Columbia. The termination and change in control provisions under the Agreement are similar to those in the Bank’s Employment Agreements with Messrs. Pardes, Garbarino and Fitzpatrick. Mr. Pardes devotes a substantial portion of his time to the performance of his duties as Executive Vice President, Chief Lending Officer of the Bank while also providing a consultative role as President of Columbia.

Change in Control Agreements. For similar reasons as with the employment agreements, the Bank and the Company entered into change in control agreements (“CIC

Agreements”) with Messrs. Kelly and Iantosca, (the “Executive”). The CIC Agreement provides for a two-year term. Commencing on the date of the execution of the Company’s CIC Agreement, the term is extended for one day each day until such time as the Board of Directors of the Company or the Executive elects by written notice not to extend the term, at which time the CIC Agreement will end on the second anniversary of the date of notice. The Company’s CIC Agreement provides that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the agreement), as to Mr. Kelly, the Executive would be entitled to a severance payment equal to two (2) times the Executive’s average annual compensation as defined in the CIC Agreement, for the five years preceding termination. Additionally, in the event the Executive has been employed less than five years at the time of termination in connection with a change in control, the Executive’s annual compensation shall be annualized for any partial taxable year of employment or service as if the Executive was employed or served for the full taxable year. The Bank’s CIC Agreement is similar to that of the Company. The Bank CIC Agreement provides that, upon each fiscal year-end, the Board of the Bank may extend the CIC Agreement for an additional year so that the remaining term shall be two years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. However, any payments to the Executive under the Bank’s CIC Agreement, would be subtracted from any amount due simultaneously under the Company’s CIC Agreement. The Company and the Bank would also continue and pay for the Executive’s life, health and disability coverage for thirty-six (36) full calendar months following termination. Payments to the Executive under the Bank’s CIC Agreement are guaranteed by the Company in the event that payments or benefits are not paid by the Bank.

Payments under the employment agreements and change in control agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Code for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

Stock Option Exercises and Holdings. The following table reflects all stock option exercises by the Named Executive Officers during 2004 and includes the number of shares covered by all remaining unexercised stock options as of December 31, 2004. Also reported are the values for the “in the money” options that represent the difference between the exercise price of any such remaining unexercised options and the year-end market price of the common stock.

Fiscal Year-End Options/SAR Values
Named Executive Officers	Shares Acquired or Exercised	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(#)	Value of Unexercised In-the-Money Option/SARs at Fiscal Year End($)
			Exercisable/Unexercisable(1)	Exercisable/Unexercisable(2)
John R. Garbarino	76,268	$1,189,628	399,732/234,000	$5,366,069/$765,360

Michael J. Fitzpatrick	2,000	$30,886	239,579/83,400	$3,363,130/$278,334

Robert M. Pardes	18,000	$173,251	37,800/76,200	$309,390/$229,590

John K. Kelly	—	—	36,835/27,000	$476,718/$91,810

Joseph R. Iantosca	—	—	0/11,250	$0/$21,200

(1)	With the exception of Messrs Iantosca and Pardes, the exercisable options in this table have an exercise price of $9.61, $17.88 and $23.44 and the unexercisable options have an exercise price of $17.88, $23.44 and $22.53. Mr. Pardes’ exercisable options have an exercise price of $12.87, $17.88 and $23.44 and his unexercisable options have an exercise price of $17.88, $23.44 and $22.53. Mr. Iantosca’s unexercisable options have an exercise price of $22.53 and $25.17.

(2)	Based on the market value of the underlying Common Stock, $24.65, at December 31, 2004, minus the exercise price.

Option Grants in Last Fiscal Year. The following table lists all grants of options to the named executive officers during fiscal year 2004 and contains certain information about potential value of those options based upon certain assumptions as to the appreciation of the Company’s stock over the life of the option.

Name	Number of Securities Underlying Options Granted (#) (1)(2)	% of Total Options granted to Employees in Fiscal Year	Exercise or Base Price Per Share (3)	Expiration Date	Potential Realizable Value of Assumed Annual Rate of Stock Price Appreciation for Options (4)
					5%	10%
John R. Garbarino	90,000	22.8%	$22.525	05/28/2014	$1,274,940	$3,231,270

Michael J. Fitzpatrick	30,000	7.6	$22.525	05/28/2014	$424,980	$1,077,090

Robert M. Pardes	30,000	7.6	$22.525	05/28/2014	$424,980	$1,077,090

John K. Kelly	10,000	2.5	$22.525	05/28/2014	$141,660	$359,030

Joseph R. Iantosca	1,250.3		$25.165	02/17/2014	$19,781	$50,136

Joseph R. Iantosca	10,000	2.5	$22.525	05/28/2014	$141,660	$359,030

(1)	Options granted in 2004 pursuant to the 2000 Stock Option Plan as amended by shareholder approval on April 24, 2003, are exercisable in equal installments at an annual rate of 20% beginning May 28, 2005 except for Mr. Iantosca’s option grant of 1,250 shares which is exercisable in equal installments at an annual rate of 20% beginning February 16, 2005; provided however, options will be immediately exercisable upon death, disability or change in control (as defined in the 2000 Stock Option Plan).

(2)	Options include limited (SAR) rights pursuant to which the options may be exercised in the event of a change in control of the Company. Upon exercise of a limited right, the optionee would receive a cash payment equal to the difference between the exercise price of the related option on the date of the grant and the fair market value of the underlying shares of common stock on the date the limited right is exercised.

(3)	The exercise price may be paid in cash or in Common Stock.

(4)	The amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be realized.

Supplemental Executive Retirement Plan. The Bank maintains a non-qualified Supplemental Executive Retirement Plan (“SERP”) to provide executive officers with additional retirement benefits. The benefits provided under the SERP make up the difference between an amount up to 70% of final base compensation and the benefits provided from the Bank’s 401(k) Retirement Plan plus the benefits which would have been provided from the Bank’s Retirement Plan (Pension Plan) which was frozen in 1996 and terminated in 1998. In addition, the SERP provides a benefit equal to the benefits lost from the ESOP due to the application of limitations imposed by the Code, as amended, on compensation and maximum benefits under the ESOP.

The Bank established an irrevocable trust in connection with the SERP. This trust is funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trust are beneficially owned by the SERP participants, who recognize income as contributions are made to the trust. Earnings on the trust’s assets are taxable to the participants. The amounts contributed in 2004 under the SERP (exclusive of the ESOP benefits) for Messrs. Garbarino, Fitzpatrick, Pardes, and Kelly were $226,828, $38,165, $26,735, and $25,783.

Report of the Human Resources/Compensation Committee on Executive Compensation

The following is a report of the Human Resources/Compensation Committee of the Board of Directors regarding executive compensation. For a description of the Human Resources/Compensation Committees’ membership and duties see “Meetings of the Board of Directors and Committees of the Board of Directors.”

Compensation Policies. The Human Resources/Compensation Committee is responsible for administering the compensation and benefit program for the Company’s and the Bank’s employees, including the executive officers. The Committee annually reviews and evaluates base salary and annual bonus recommendations made for executive officers by the Chief Executive Officer along with the rationale for such recommendations. The Committee also recommends to the Board for approval the compensation for the CEO and Named Executive Officers. The CEO does not participate in the Committee’s decision as to his compensation package. In establishing compensation levels, the Committee considers the Company’s overall objectives and performance, peer group comparisons and individual performance.

The Committee has adopted the following goals in establishing executive compensation: (1) attracting, retaining and rewarding highly qualified and productive executives; (2) relating compensation to both Company and individual performance; (3) establishing compensation levels that are internally equitable and externally competitive; and (4) providing motivation for the executive officers to enhance shareholder value by linking their compensation to the performance of the Company’s Common Stock.

The Company’s compensation program for executive officers consists of (1) a base salary; (2) a performance-based annual bonus; and (3) periodic grants of stock options. In addition, executive officers may participate in other benefit plans available to all employees, including the Employee Stock Ownership Plan and the 401(k) Plan. To the extent that benefits under these plans are limited by Internal Revenue Code restrictions, the Bank maintains a Supplemental Executive Retirement Plan for executive officers. See “Supplemental Executive Retirement Plan”.

In 2004 the Committee engaged Clark Consulting (“Clark”), a nationally recognized consulting firm specializing in compensation and employee benefits to provide their independent review of executive officers’ and directors’ compensation. The objectives of the independent review were to (1) assess the competitiveness of the Company’s total compensation program for executive officers and non-employee directors; and (2) review performance based cash and stock compensation practices among peer banks. The consultant compared base salary, benefits, annual incentive and long term compensation for each executive officer to a peer group of banking institutions having similar characteristics as the Company. The final report of Clark indicated that the Company’s total cash compensation benefits and long-term stock-based incentives were competitive with market practice.

Base Salaries. Salary levels are intended to be consistent and competitive with the practices of comparable financial institutions and to correlate with each executive’s level of responsibility. The Human Resources/Compensation Committee’s base salary determinations are generally aimed at reflecting the overall performance of the Company, the performance of the individual executive officer, as well as their responsibilities and experience and the Committee’s view of the competitive marketplace conditions.

Annual Incentive. Under the Performance Achievement Award Program (the “Award Program”), a significant portion of each executive officer’s annual cash compensation is contingent on the performance of the Company, the Bank and the individual. The Award Program compares actual performance against targets that are approved by the Human Resources/Compensation Committee at the beginning of each year. The targets are weighted between individual objectives (which may be subjective in nature) and the Company’s success in achieving its financial goals. The weighting of the performance and individual goals depends on the position of the executive. During 2003 and 2004, no bonuses were paid to any executive officers as the Company failed to meet predetermined 2003 and 2004 Award Program performance goals for the Company. This program is discussed further below under “Chief Executive Officer.”

Long Term Incentive Compensation. Executive officers were granted stock options in February 2002, May 2003 and May 2004, under the OceanFirst Financial Corp. 2000 Stock Option Plan as amended by shareholder approval on April 24, 2003, (the “2000 Stock Option Plan”). The Committee believes that stock ownership by executive officers is a significant incentive in building shareholder value and aligning the interests of executives with those of shareholders. The Committee takes into account the outstanding stock incentives when determining overall compensation.

Chief Executive Officer. The Chief Executive Officer was evaluated for the level of the Company’s and the Bank’s operational and administrative changes during 2004, taking into account both subjective performance criteria and certain objective performance measures. Based on Mr. Garbarino’s performance and that of the Company and the Bank, Mr. Garbarino’s base salary was increased to $469,000 for 2004. Performance measures normally evaluated by the Committee in determining the compensation of the CEO include the successful execution of capital management strategies, the achievement of targets of the Company’s Business Plan, and the continued operation of the Bank in a safe and sound manner.

Consistent with the Company’s policy of linking compensation and performance, Mr. Garbarino also participated in the annual Award Program. Awards made to Mr. Garbarino under the Award Program are normally based upon achievement of a targeted annual return on average equity and by the achievement of certain individual goals determined by the Committee at the beginning of the year. These goals are normally structured with a target level determined by the Committee, a threshold level which must be attained to fund any award and a superior level that is above the target level and tied to a maximum award opportunity. As noted, in 2003 and 2004, no bonuses were paid to executive officers because the Company failed to meet the predetermined 2003 and 2004 Award Program performance goals for return on average equity.

The goal of the above referenced compensation policies, as implemented by the Committee, is to be certain that all executives are compensated consistent with the above guidelines. Compensation levels will be reviewed as frequently as necessary to ensure this result.

The Human Resources/Compensation Committee

Thomas F. Curtin, Chairman

Joseph J. Burke, CPA Diane F. Rhine

Human Resources/Compensation Committee Interlocks and Insider Participation

None of the members of the Human Resources/Compensation Committee is currently or has been at any time since the beginning of the last fiscal year an officer or employee of the Company. No member of the Compensation Committee or executive officer of the Company or the Bank serves as a member of the Board of Directors or Human Resources/Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s or Bank’s Board of Directors or Human Resources/Compensation Committee.

Stock Performance Graph

The following graph shows a comparison of total stockholder return on OceanFirst Financial Corp.’s common stock, based on the market price of the Company’s common stock with the cumulative total return of companies in the Nasdaq Market Index and the SNL Thrift Index for the period December 31, 1999 through December 31, 2004. The graph may not be indicative of possible future performance of the Company’s common stock.

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
OceanFirst Financial Corp.	100.00	147.86	150.19	216.63	270.65	254.29
All Nasdaq US Stocks	100.00	60.31	47.84	33.07	49.45	53.81
SNL Thrift Index	100.00	159.68	170.68	203.60	288.23	321.15

Notes:

A.	The lines represent annual index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the annual interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.00 on 12/31/99.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires OceanFirst’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company’s executive officers and directors, and greater than

10% beneficial owners have complied with all applicable reporting requirements for transactions in OceanFirst Common Stock during the fiscal year ended December 31, 2004 with one exception: Director John W. Chadwick experienced one late filing for the stock award on December 15, 2004 which was reported to the Securities and Exchange Commission on January 21, 2005.

Transactions with Management

The Bank’s policies require that all transactions between the Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock, and affiliates thereof, contain terms no less favorable to the Bank than could have been obtained by it in arm’s length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Bank not having any interest in the transaction. All loans made by the Bank to its directors are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. Notwithstanding the above, the Bank offers to executive officers residential loans secured by their primary residence on terms not available to the public but available to all other full-time employees, as permitted under federal regulations.

Additional Information

Stockholder Proposals

In order to be eligible for inclusion in the Corporation’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation’s main office at 975 Hooper Avenue, Toms River, New Jersey, 08754, no later than November 17, 2005. If next year’s Annual Meeting is held on a date more than 30 calendar days from April 21, 2006, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such Annual Meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Stockholder Nominations

The Company’s Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 90 days before the date of the Annual Meeting; provided that if less than 100 days’ notice or prior public disclosure of the date of the Annual Meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the date of the Annual Meeting was mailed to stockholders or prior public disclosure of the meeting date was made. Stockholders must comply with the Company’s procedures to be followed by stockholders to submit a recommendation of a director candidate. See “Corporate Governance/Nominating Committee Procedures.” A copy of the full text of the Bylaw provisions discussed above may be obtained by writing the Corporate Secretary at 975 Hooper Avenue, Toms River, New Jersey 08754-2009.

Shareholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chairman of the Audit Committee, Donald E. McLaughlin at the Company’s address. Other communications to the Board of Directors may be made to the Chairman of the Corporate Governance/Nominating Committee, John E. Walsh at the Company’s address. Communications to individual directors may be made to such director at the Company’s address.

In addition, the board of directors encourages directors to attend the annual meeting of shareholders. All directors attended the annual meeting of shareholders held on April 22, 2004.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report to Stockholders has been mailed to persons who were stockholders as of the close of business on March 7, 2005. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Annual Report on Form 10-K, for the year ended December 31, 2004, as filed with the Securities and Exchange Commission may be accessed through the Company’s world wide website (www.oceanfirst.com). A copy of the Form 10-K (without exhibits) will be furnished without charge to persons who were stockholders as of the close of business on March 7, 2005 upon written request to Jill Apito Hewitt, Senior Vice President and Investor Relations Manager, OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, New Jersey. The Annual Report and Annual Report on Form 10-K are not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

By Order of the Board of Directors

John K. Kelly
Corporate Secretary

Toms River, New Jersey

March 18, 2005

You are cordially invited to attend the Annual Meeting of Stockholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

ANNUAL MEETING OF SHAREHOLDERS OF

OCEANFIRST FINANCIAL CORP.

April 21, 2005

Proof #3

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT (See instructions below)

NOMINEES: Joseph J. Burke John R. Garbarino James G. Kiley

2. The ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005. FOR AGAINST ABSTAIN

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting and of a Proxy Statement dated March 18, 2005.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: I plan to attend the Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Proof #1

OCEANFIRST FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS

April 21, 2005

10:00 a.m.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the Proxy Committee of the Board of OceanFirst Financial Corp. (the “Company”), each with full power of substitution to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held at The Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey on April 21, 2005, at 10:00 a.m. and at any and all adjournments thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the nominees as directors specified under Proposal 1, and “FOR” Proposal 2. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

(Continued and to be signed on the reverse side)